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Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA

        The following Unaudited Pro Forma Condensed Combined Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of Pacific Premier Bancorp, Inc. ("Pacific Premier") and the historical Statement of Financial Condition of First Associations Bank ("FAB") giving effect to the completion of the merger on September 30, 2012, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The following Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2012 and the year ended December 31, 2011, combine the historical Consolidated Statements of Operations of Pacific Premier and the historical Statements of Operations of FAB giving effect to the merger as if the merger had become effective at the beginning of the periods presented, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

        Although pro forma financial information is not a measurement of performance calculated in accordance with GAAP, Pacific Premier and FAB believe that pro forma financial information is important because it gives effect to the merger as if the merger had become effective at the beginning of the periods presented. The manner in which Pacific Premier and FAB calculate pro forma financial information may differ from similarly titled measures reported by other companies.

        The unaudited pro forma combined financial information included in this Current Report on Form 8-K are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger had been completed on the dates or at the beginning of the periods indicated or which may be obtained in the future. The unaudited pro forma combined financial information has been derived from and should be read in conjunction with the respective period's historical consolidated financial statements and the related notes of (i) Pacific Premier included in its Annual Report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the quarter ended September 30, 2012, and (ii) FAB included in Exhibits 99.1 and 99.2 to the Current Report on Form 8-K of Pacific Premier to which this Exhibit 99.3 is attached.

        The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

        The unaudited pro forma combined stockholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Pacific Premier's common stock or the actual or future results of operations of Pacific Premier for any period. Actual results may be materially different than the pro forma information presented.

	At September 30, 2012
	Historical Pacific Premier	Historical FAB	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(Dollars in thousands)
Assets
Cash and due from banks	$58,216	$17,364	$(46,210)	(1)	$29,370
Federal funds sold	27	—	—		27
Investment securities available for sale	114,250	204,351	—		318,601
Investment securities held to maturity	—	109,506	5,626	(2)	115,132
FHLB sotck/Federal reserve Bank stock, at cost	12,191	132	—		12,323
Loans held for sale, net	4,728	—	—		4,728
Loans held for investment	859,373	18,808	(376)	(3)	877,805
Allowance for loan losses	(7,658)	(202)	202	(4)	(7,658)

Loans held for investment, net	851,715	18,606	(174)		870,147
Premises and equipment	10,067	65	—		10,132
Goodwill	—	—	3,609	(5)	3,609
Core deposit intangibles	2,703	—	1,527	(6)	4,230
Other assets	35,439	6,152	(751)	(7)	40,840

Total assets	$1,089,336	$356,176	$(36,373)		$1,409,139

Liabilities
Deposits	$895,870	$305,475	$—		$1,201,345
Short term borrowings	47,000	2,851	—		49,851
Long term debt	38,810	—	—		38,810
Other liabilities	7,770	1,996	—		9,766

Total liabilities	989,450	310,322	—		1,299,772
Stockholders' equity
Preferred stock	—	—	—		—
Common stock	103	9,901	(9,901)	(8)	103
Additional paid in capital	76,414	11,108	(1,627)	(9)	85,895
Retained earnings	22,011	16,707	(16,707)	(8)	22,011
Accumulated other comprehensive income	1,358	8,138	(8,138)	(8)	1,358

Total stockholders' equity	99,886	45,854	(36,373)		109,367

Total liabilities and stockholders' equity	$1,089,336	$356,176	$(36,373)		$1,409,139

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

	For the nine months ended September 30, 2012
	Historical Pacific Premier	Historical FAB	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(Dollars in thousands, except per share data)
Interest income	$38,788	$7,395	$(1,027)	(10)	$45,156
Interest expense	5,611	612	—		6,223

Net interest income	33,177	6,783	(1,027)		38,933
Provision for loan losses	145	(76)	—		69

Net interest income after provision for loan losses	33,032	6,859	(1,027)		38,864
Noninterest income	9,378	1,503	—	(11)	10,881
Noninterest expense	22,877	4,598	115	(12)	27,590

Income before income tax expense	19,533	3,764	(1,141)		22,156
Income tax expense	7,568	—	1,049	(13)	8,617

Net income	$11,965	$3,764	$(2,190)		$13,539

Per Common share
Net income—basic	$1.16	$1.90			$1.17
Net income—diluted	1.12	1.84			1.13
Average common shares
Basic	10,332,223	1,980,229	(701,001)	(14)	11,611,451
Diluted	10,709,822	2,048,092	(768,864)	(14)	11,989,050

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

	For the year ended December 31, 2011
	Historical Pacific Premier	Historical FAB	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(Dollars in thousands, except per share data)
Interest income	$50,225	$9,550	$(1,369)	(10)	$58,406
Interest expense	9,596	1,112	—		10,708

Net interest income	40,629	8,438	(1,369)		47,698
Provision for loan losses	3,255	216	—		3,471

Net interest income after provision for loan losses	37,374	8,222	(1,369)		44,227
Noninterest income	6,513	1,356	—	(11)	7,869
Noninterest expense	26,904	4,714	153	(12)	31,771

Income before income tax expense	16,983	4,864	(1,522)		20,325
Income tax expense	6,411	—	1,489	(13)	7,900

Net income	$10,572	$4,864	$(3,011)		$12,425

Per Common share
Net income—basic	$1.05	$2.46			$1.09
Net income—diluted	0.99	2.38			1.04
Average common shares
Basic	10,092,181	1,980,229	(701,001)	(14)	11,371,409
Diluted	10,630,720	2,039,534	(760,306)	(14)	11,909,948

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note A—Basis of Presentation

        The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of Pacific Premier resulting from the merger under the purchase method of accounting. Under the purchase method of accounting, the assets and liabilities of FAB are recorded by Pacific Premier at their respective fair values as of the date the transaction is completed. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Pacific Premier and FAB as of September 30, 2012, and assumes that the merger was completed on that date. The unaudited pro forma combined condensed consolidated statements of operations for the nine month period ended September 30, 2012 and the twelve month period ended December 31, 2011 give effect to the merger as if the transaction had been completed on January 1, 2012 and January 1, 2011, respectively.

        Since the merger is recorded using the purchase method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to Pacific Premier's balance sheet. In addition, certain anticipated nonrecurring costs associated with the merger such as professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

        While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011, Pacific Premier assumed no adjustments to the historical amount of FAB's provision for credit losses. If such adjustments were estimated, there could be a reduction to the historical amounts FAB's provision for credit losses presented.

Note B—Accounting Policies and Financial Statement Classifications

        The accounting policies of FAB are in the process of being reviewed in detail by Pacific Premier. Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

        In connection with the merger, the plan to integrate Pacific Premier's and FAB's operations is still being developed. The specific details of this plan will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain furniture and equipment. Pacific Premier also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and in the period incurred.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note D—Estimated Annual Cost Savings

        Pacific Premier expects to realize revenue enhancements and cost savings following the merger. These revenue enhancements and cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

        The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

  (1)
  Payment of the aggregate per share cash consideration in the amount of $37.6 million to FAB shareholders, which amount assumes no adjustments to the cash portion of the merger consideration are made, $3.5 million to holders of FAB stock options and FAB warrants and the $5.1 million for estimated transaction costs.

  (2)
  Adjustment made to reflect the preliminary estimated market value of FAB's investment securities held to maturity.

  (3)
  Adjustment made to reflect the preliminary estimated market value of FAB's loans held for investment, which includes an estimate of lifetime credit losses. Loans held for investment include net deferred costs and unearned discounts.

  (4)
  Purchase accounting reversal of FAB's allowance for loan losses, which cannot be carried over.

  (5)
  Represents the recognition of goodwill resulting from the difference between the consideration paid to FAB shareholders less the net fair value of the acquired assets and assumed liabilities.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note E—Pro Forma Adjustments (Continued)

    Goodwill can be summarized as follows (dollars in thousands, except share and per share data):

Total FAB shares outstanding at merger announcement		1,980,229
Multiplied by share exchange ratio (portion of Pacific Premier shares for each FAB share)		0.646

Estimated Pacific Premier shares issued to FAB shareholders		1,279,228
Pacific Premier issue price per share		$9.80

Value of stock consideration paid to FAB common shareholders		12,536
Cash consideration to FAB common shareholders		37,627
Cash consideration for option and warrant holders		3,488

Total pro forma merger consideration paid		$53,651

Carrying value of FAB net assets at September 30, 2012		$45,854
Fair value adjustment to assets and liabilities (debit / credit):
Investment securities held to maturity	5,626
Loans held for investment, net	(174)
Core deposit intangible	1,527
Deferred tax effect of adjustments, excluding transaction costs (40%)	(2,791)

Total fair value adjustments		4,188

Fair value of net assets acquired on September 30, 2012		50,042

Excess of fair value of net assets acquired over consideration paid		$3,609

  (6)
  Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 0.50% of core deposits.

  (7)
  A net deferred tax liability resulting from the fair value adjustments related to the acquired assets and assumed liabilities.

  (8)
  Purchase accounting reversal of FAB's common equity accounts.

  (9)
  Adjustment to additional paid in capital includes consideration paid, transaction costs, fair market value adjustments, tax adjustments and goodwill created.

  (10)
  The amortization/accretion of fair value adjustments related to loans and investment securities over the estimated lives of the related asset. Interest income does not reflect revenue enhancement opportunities.

  (11)
  Noninterest income does not reflect revenue enhancement opportunities.

  (12)
  Amortization of core deposit intangibles over a ten year life. FAB acquisition costs for professional, legal and conversion related expenditures are not reflected as they are nonrecurring expenses. These costs will be expensed by Pacific Premier as required by GAAP. Noninterest expense does not reflect anticipated cost savings.

  (13)
  Reflects the tax impact of the pro forma transaction adjustments at a tax rate of 40%.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note E—Pro Forma Adjustments (Continued)

  (14)
  Adjustment reflects the elimination of FAB's weighted average shares outstanding, offset by the issuance of 0.646 times of a share of Pacific Premier common stock for each outstanding share of FAB common stock to be issued in connection with the merger.

Note F—Effect of Hypothetical Adjustments on FAB's Historical Financial Statements

        The unaudited pro forma combined condensed consolidated statements of operations for the nine months ended September 30, 2012 and the twelve months ended December 31, 2011 present the pro forma results assuming the merger occurred on January 1, 2012 and January 1, 2011, respectively. The pro forma financial statements for the nine months ended September 30, 2012 and for the year ended December 31, 2011 do not reflect any adjustments to eliminate FAB's historical provision for loan losses.

        FAB's provision for loan losses for the periods presented related to loans that Pacific Premier is required to initially record at fair value. Such fair value adjustments include a component related to the expected lifetime credit losses on those loan portfolios. Pacific Premier believes that these same historical provisions would not have been recorded in Pacific Premier combined consolidated financial statements for the periods presented had the transactions been completed on January 1, 2012 or January 1, 2011.

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  Exhibit 99.3
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL DATA
Notes to Unaudited Pro Forma Condensed Combined Financial Statements